ONE PRICE CLOTHING STORES, INC.

                          ANNOUNCES RESIGNATION OF ITS

                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER,

                                LEONARD M. SNYDER


DUNCAN, SC, September 5, 2003 - One Price Clothing Stores, Inc. (OTC: ONPR), an operator of a national chain of retail specialty stores offering first quality, in-season apparel and accessories for women and children, today announced that Leonard M. Snyder has resigned his positions as Chairman and Chief Executive Officer of the Company, effective September 26, 2003. In accepting Mr. Snyder's resignation on behalf of the Board, Malcolm Sherman, the Chairman of the Board's Governance Committee, expressed the Board's gratitude for Mr. Snyder's dedicated service, stating: "In the face of significant external and industry pressures, Mr. Snyder successfully modified the Company's merchandise strategy and introduced its exciting new growth concept, the Tri-Box store. Thanks to such initiatives, coupled with the recently announced equity investment by an affiliate of Sun Capital Partners, Inc. and the support of its vendors, the Company believes it is now well positioned for the future. We extend Lenny our best wishes."

One Price Clothing Stores also announced today that if it has not hired a permanent Chief Executive Officer by September 26, 2003, Ronald S. Swedin shall be appointed as Acting Chief Executive Officer. Mr. Swedin currently serves as the Company's Senior Vice President-Store Operations.


One Price Clothing Stores, Inc. currently operates 557 stores in 30 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands under the One Price & More!, BestPrice! Fashions and BestPrice! Kids brands. For more information on One Price, visit www.oneprice.com.


FORWARD LOOKING STATEMENTS - All statements contained in this press release as to future expectations and financial results including, but not limited to, statements containing the words "believes," "anticipates," "expects," "projects," "should," "will," "plans" and similar expressions, should be considered forward-looking statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. The statements may address items such as the anticipated benefits from the support and participation of Sun Capital, future sales, earnings expectations, planned store openings, closings and expansions, future comparable store sales, future product sourcing plans, inventory levels, planned capital expenditures and future cash needs. In addition, the Company may issue additional press releases and other written communications, and representatives of the Company may make oral statements which contain forward-looking information. There are a number of important factors that could cause the Company's actual results in fiscal 2003 and beyond to differ materially from those expressed in such forward-looking statements. These factors include, but are not limited to, general economic conditions; fluctuations in interest rates and other economic factors; the military action in Iraq and its effect on consumer spending; consumer preferences; weather patterns; competitive factors; pricing and promotional activities of competitors; the impact of excess retail capacity and the availability of desirable store locations on suitable terms; the availability, selection and purchasing of attractive merchandise on favorable terms; credit availability, including adequate levels of credit support provided to certain of the Company's vendors by factors and insurance companies; access to additional debt or equity financing; the effect of litigation resulting from the Company's operations; import risks, including potential disruptions and duties, tariffs and quotas on imported merchandise; regulatory matters, including legislation affecting wage rates; and other factors described in the Company's filings with the Securities and Exchange Commission from time to time. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.


CONTACTS:
Grant H. Gibson, Vice President & Corporate Secretary of One Price Clothing Stores, Inc., phone: 864/486-6382